Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated June 17, 2025, relating to the consolidated financial statements of Liberty Defense Holdings Ltd. for the years ended December 31, 2024 and 2023, which are part of this Registration Statement

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

March 6, 2026